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                                                                     EXHIBIT 4.2
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                                                                   July 25, 1996


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Dear Sirs:
                IMPSAT Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several placement agents named in Schedule I hereto (collectively, the "Placement Agents") $125 million principal amount of its Senior Guaranteed Notes due 2003 (the "Notes") to be issued pursuant to the provisions of an Indenture to be dated as of July 30, 1996 (the "Indenture") between the Company and The Bank of New York, as Trustee. The Notes will be guaranteed (the "Guarantee") by IMPSAT S.A., a company organized under the laws of Argentina and a 51%-owned subsidiary of the Company (the "Guarantor").

                The Notes will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in compliance with the exemption from registration provided by Rule 144A under the Securities Act ("Rule 144A"), in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) that deliver a letter in the form annexed to the Final Memorandum.
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                                        2

                In connection with the sale of the Notes, the Company has prepared a preliminary private placement memorandum (the "Preliminary Memorandum") and will prepare a final private placement memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering and a description of the Company and its business.

                The purchasers of the Notes and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and to be substantially in the form attached hereto as Exhibit A.

                1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that as of the date hereof:

                (a) The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through Morgan Stanley & Co. Incorporated expressly for use therein.

                (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, United States of America, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                (c) Each subsidiary of the Company has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on such subsidiary. The Guarantor is a 51%-owned subsidiary of the Company; IMPSAT S.A. ("ImpSat Colombia") is a 74.2%-owned subsidiary of the Company; IMPSATEL del Ecuador S.A. ("ImpSat Ecuador") is a wholly-owned subsidiary of the Company; IMPSAT S.A. de C.V.


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         ("ImpSat Mexico") is a 99.9%-owned subsidiary of the Company; and
         Telecomunicaciones IMPSAT, S.A. ("ImpSat Venezuela") is a 75%-owned subsidiary of the Company.

                (d) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

                (e) The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and the Guarantor, will be a valid and binding agreement of the Company and the Guarantor enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

                (f) (i) The Notes have been duly authorized and, when executed, authenticated and delivered in accordance with the terms of the Indenture and paid for by the Placement Agents in accordance with the terms of this Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture and (ii) the Guarantee has been duly authorized by the Guarantor and, when the Indenture has been executed, authenticated and delivered by the Guarantor and the Notes are duly executed, authenticated, delivered and paid for in accordance with the Indenture and this Agreement, will be a valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
         (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

                (g) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, and is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.
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                (h) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Notes (in the case of the Company), the Guarantee (in the case of the Guarantor), and the issuance, sale and delivery of the Notes will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Estatutos of the Guarantor or any agreement or other instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Guarantor or any other subsidiary of the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantor of its respective obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Notes (in the case of the Company), the Guarantee (in the case of the Guarantor), and the issuance, sale and delivery of the Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

                (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum.

                (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company and the Guarantor to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Notes (in the case of the Company), the Guarantee (in the case of the Guarantor), to consummate the transactions contemplated by each such agreement, or to apply the net proceeds of the issuance of the Notes as described in the Final Memorandum under the caption "Use of Proceeds."

                (k) Each of the Company and its subsidiaries has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all federal, state, local, foreign supranational, national, regional and other governmental authorities and all courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, and neither the Company nor any of its
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         subsidiaries has received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company or any of its subsidiaries in violation of, or in default under, any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to the Company or any of its subsidiaries the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in the Final Memorandum.

                (l) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent (other than the Placement Agents), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities
         Act) or in any manner involving a public offering within the meaning of
         Section 4(2) of the Securities Act.

                (m) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                (n) It is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agents in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
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                                        6

         (p) The Company has complied, to the extent applicable, with all provisions of Section 517-075, Florida Statutes (Chapter 92-198, Laws of Florida).

         (q) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agents) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes and the Company and its Affiliates and any person acting on its or their behalf (other than the Placement Agents) have complied with the offering restrictions requirement of Regulation S.

         (r) Subsequent to the respective dates as of which information is given in the Final Memorandum, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Final Memorandum.

         (s) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Final Memorandum.

         (t) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Final Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.
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                (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Final Memorandum.

                (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and
         (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         2. Offering. You have advised the Company that you will make an offering of the Notes purchased by you hereunder on the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         3. Purchase and Delivery. The Company hereby agrees to sell to the several Placement Agents, and the Placement Agents, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in Schedule I hereto opposite their names at a purchase price of 97% of the principal amount thereof plus accrued interest, if any, from July 30, 1996 to the date of payment and delivery.

         Payment for the Notes shall be made against delivery of the Notes at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on July 30, 1996, or at such other time on the same or such other date, not later than August 9, 1996, as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date. Payment for the Notes shall be made by wire transfer, to accounts specified by the Company in writing, in immediately available funds.
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         Certificates for the Notes shall be registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date. The certificates evidencing the Notes shall be delivered to you on the Closing Date, with any transfer taxes payable in connection with the transfer of the Notes to the Placement Agents duly paid, against payment of the purchase price therefor.

         4. Conditions to Closing. The several obligations of the Placement Agents under this Agreement to purchase the Notes will be subject to the following conditions:

         (a) Subsequent to the date of this Agreement and prior to the Closing Date,

                (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum that, in the judgment of Morgan Stanley & Co. Incorporated, is material and adverse and that makes it, in the judgment of Morgan Stanley & Co. Incorporated, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

         (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

         (c) You shall have received on the Closing Date an opinion of Arnold & Porter, United States counsel for the Company, each dated the Closing Date, to the effect set forth in Exhibit B.
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                (d) You shall have received on the Closing Date an opinion of
         Nicolson & Cano, Argentine counsel for the Company and the Guarantor, dated the Closing Date, to the effect set forth in Exhibit C.

                (e) You shall have received on the Closing Date an opinion of Portocarrero & Rodriguez, Colombian counsel for ImpSat Colombia, dated the Closing Date, to the effect set forth in Exhibit D.

                (f) You shall have received on the Closing Date an opinion of Perez Bustamante & Perez, Ecuadoran counsel for ImpSat Ecuador, dated the Closing Date, to the effect set forth in Exhibit E.

                (g) You shall have received on the Closing Date an opinion of Basham, Ringe & Correa, Mexican counsel for ImpSat Mexico, dated the Closing Date, to the effect set forth in Exhibit F.

                (h) You shall have received on the Closing Date an opinion of Baumeister & Brewer, Venezuelan counsel for ImpSat Venezuela, dated the Closing Date, to the effect set forth in Exhibit G.

                (i) You shall have received on the Closing Date an opinion of Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (h), Argentine counsel for the Placement Agents, with respect to such matters as you may reasonably request.

                (j) You shall have received on the Closing Date an opinion of Shearman & Sterling, United States counsel for the Placement Agents, dated the Closing Date, with respect to such matters as you may reasonably request.

                (k) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum.

         5. Covenants of the Company. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company covenants as follows:

                (a) To furnish to each Placement Agent, without charge, during the period mentioned in paragraph (c) below, as many copies of the
         Final Memorandum, and any supplements and amendments thereto as you may reasonably request and to
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         deliver copies of the Final Memorandum to each Placement Agent prior to
         5:00 P.M. (New York time) on the business day following the date hereof.

         (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

         (c) If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of United States counsel to the Placement Agents it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum, as so amended or supplemented, will comply with applicable law.

         (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         (e) Whether or not any sale of such Notes is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes,
(iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, (iv) the qualification of such Notes under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Placement Agents in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Notes, (vii) all document production charges and expenses of counsel to the Placement Agents (but not including their fees for professional services) in connection with the preparation of this Agreement, (viii) the fees and expenses, if any, incurred in connection with the admission of such Notes for trading in any appropriate market system and (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.
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                                       11

                (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of such Notes.

                (g) Not to solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                (h) While any of the Notes remain outstanding, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                (i) To use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                (j) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agents) will comply with the offering restrictions of Regulation S.

         6. Offering of Securities, Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (x) QIBs or (y) other institutional accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities
Act) ("institutional accredited investors") that, prior to their purchase of the Notes, deliver to such Placement Agent a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a
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                                       12

discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

                (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

                (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                (iii) the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act;

                (iv) such Placement Agent has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

                (v) such Placement Agent (A) has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done
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                                       13

         by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on;

                (vi) such Placement Agent understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any of the Notes, directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any other applicable requirements of Japanese law; and

                (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

                      "The Notes covered hereby have not been registered under
                the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.

Terms used in this Section 6 have the meanings given to them by Regulation S.

                7. Indemnification and Contribution. (a) Each of the Company and the Guarantor agrees to indemnify and hold harmless each Placement Agent, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.

                (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantor and each of their respective directors, officers and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.

                (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be reasonably satisfactory to Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and reasonably satisfactory to the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                (d) To the extent the indemnification provided for in paragraph
(a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand, and the Placement Agents, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Placement Agents, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Placement Agents, on the other hand, in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents in respect thereof bear to the aggregate offering price of such Notes. The relative fault of the Company and the Guarantor, on the one hand, and of the Placement Agents, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

                (e) The Company and the Guarantor and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents or any person controlling the Placement Agents or by or on behalf of the Company or the Guarantor or any officer or director thereof or any person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Notes. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

                9. Miscellaneous. If, on the Closing Date, any one or more of the Placement Agents shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Placement Agent agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Placement Agent shall be obligated severally in the proportions that the principal amount of Notes set forth opposite its name in Schedule I bears to the aggregate principal amount of Notes set forth opposite the name of the non-defaulting Placement Agent, or in such other proportions as you may specify, to purchase the Notes which such defaulting Placement Agent agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Placement Agent has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Placement Agent. If, on the Closing Date any Placement Agent shall fail or refuse to purchase Notes which it has agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

                This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                If this Agreement shall be terminated by the Placement Agents, or either of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

                Each of the Company and the Guarantor hereby (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10036 (together with any successor, the "Process Agent"), as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein or brought under federal or state securities laws that may be instituted in any federal or state court in the State of New York, sitting in the city of New York, and acknowledges that the Process Agent has accepted such designation, (ii) agrees that service of process upon the Process Agent and written notice of such service to the Company or the Guarantor, as the case may be (mailed or delivered to the Chief Executive Officer of the Company at its principal office at Alferez Pareja 256, 1107 Buenos Aires Argentina), shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such suit, action or proceeding and (iii) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Notes shall be outstanding. Each of the Company and the Guarantor hereby agrees to submit to the nonexclusive jurisdiction of any such federal or state court in the State of New York in any such suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein and hereby waives to the fullest extent permitted by law any defense to the institution or continuance of any such suit, action or proceeding based upon lack of proper venue, inconvenient forum or similar grounds.

                To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of their obligations under this Agreement to the fullest extent permitted by law.

                This Agreement shall be governed by the laws of the State of New York.

                The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                             Very truly yours,

                                             IMPSAT CORPORATION


                                             By   /s/ Ricardo Verdaguer
                                                  ------------------------------
                                                  Name:
                                                  Title: President


                                             By   /s/ Alberto Milvio
                                                  ------------------------------
                                                  Name:
                                                  Title: Attorney in fact


                                             IMPSAT S.A.

                                             By   /s/ Guillermo Jofre
                                                  -----------------------------
                                                  Name:
                                                  Title: Attorney in fact


Agreed, July 15, 1996

MORGAN STANLEY & CO. INCORPORATED


By  /s/ C. L. Kelly
    ------------------------------
    Name: Christopher Kelly
    Title: Vice President


BEAR, STEARNS & CO. INC.


By
    ------------------------------
    Name:
    Title:

                Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                             Very truly yours,

                                             IMPSAT CORPORATION


                                              By ______________________________
                                                  Name:
                                                  Title:


                                              By ______________________________
                                                  Name:
                                                  Title:


                                             IMPSAT S.A.


                                              By ______________________________
                                                  Name:
                                                  Title:


Agreed, _____________, 1996

MORGAN STANLEY & CO. INCORPORATED


 By ______________________________
      Name:
      Title:


 BEAR, STEARNS & CO. INC.


 By ______________________________
      Name:
      Title:

                                   SCHEDULE I

                                                   Principal Amount of
                   Placement Agent                Notes To Be Purchased
                   ---------------                ---------------------

         Morgan Stanley & Co. Incorporated            $ 87,500,000

         Bear, Stearns & Co. Inc.                     $ 37,500,000



                                                      ------------
               Total..................                $125,000,000
                                                      ============

                                                                       EXHIBIT A
                         REGISTRATION RIGHTS AGREEMENT

                                                                       Exhibit A








                          REGISTRATION RIGHTS AGREEMENT






                               Dated July 30, 1996





                                      among

                               IMPSAT CORPORATION

                                   IMPSAT S.A.

                                       and

                        MORGAN STANLEY & CO. INCORPORATED

                            BEAR, STEARNS & CO. INC.

                          REGISTRATION RIGHTS AGREEMENT



                THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into July 30. 1996. among IMPSAT CORPORATION, a Delaware corporation (the "Company"), IMPSAT S.A. (the "Guarantor") and MORGAN STANLEY & CO. INCORPORATED and BEAR. STEARNS & CO. INC. (the "Placement Agents").

                This Agreement is made pursuant to the Placement Agreement dated July 25, 1996, among the Company, the Guarantor and the Placement Agents (the "Placement Agreement"), which provides for the sale by the Company to the Placement Agents of an aggregate of $125 million principal amount of the Company's 12 1/8% Senior Guaranteed Notes Due 2003 (the "Securities"). In order to induce the Placement Agents to enter into the Placement Agreement. the Company and the Guarantor have agreed to provide to the Placement Agents and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Placement Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1.    Definitions.


                As used in this Agreement, the following capitalized defined terms shall have the following meanings:


                "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.


                1934 Act" shall mean the Securities Exchange Act of 1934. as amended from time to time.


                "Closing Date" shall mean the Closing Date as defined in the Placement Agreement.


                "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

                "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

                "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement. in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                "Exchange Securities" shall mean securities issued by the Company and guaranteed on an unsubordinated basis by the Guarantor under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid. from July 30, 1996 and (ii) the Exchange Securities will not provide for an increase in the rate of interest and will not contain terms with respect to transfer restrictions) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

                "Holder" shall mean the Placement Agents, for so long as it owns any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture: provided that for purposes of Sections 4 and 5 of this Agreement. the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

                "Indenture" shall mean the Indenture relating to the Securities dated as of July 30, 1996 among the Company, the Guarantor and The Bank of New York, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

                Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities: provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder. Registrable Securities held by the Company or any of its affiliates (other than the Placement Agents or any other Holder deemed an affiliate solely by reason of its holding one or more Registrable Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                "Person" shall mean an individual, partnership, corporation. trust or unincorporated organization, or a government or agency or political subdivision thereof.

                "Placement Agents" shall have the meaning set forth in the preamble.

                "Placement Agreement" shall have the meaning set forth in the preamble.

                "Prospectus" shall mean the prospectus in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

                'Registrable Securities" shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities
         (i) when a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement,
         (ii) when such Securities have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force. but not Rule 144A) under the 1933 Act or (iii) when such Securities shall have ceased to be outstanding; provided, further, that the Securities with respect to which the Company and the Guarantor have caused to be filed and declared effective an Exchange Offer Registration Statement and have commenced an Exchange Offer, in each case pursuant to and in accordance with Section 2 hereof, and which have not been tendered by the last Exchange Date (as defined in Section 2(a)(ii) hereof) by the Holder thereof shall be deemed not to be Registrable Securities.

                "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers. Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto. any underwriting agreements. securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (v) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantor and. in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Placement Agents) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantor, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance. but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause
         (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes. if any, relating to the sale or disposition of Registrable Securities by a Holder.

                "Registration Statement" shall mean any registration statement of the Company and the Guarantor that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                "SEC" shall mean the Securities and Exchange Commission.

                "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

                "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantor pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

                "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Securities are sold to an Underwriter (as hereinafter defined) for reoffering to the public.

                2. Registration Under the 1933 Act.

                (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company and the Guarantor shall use their best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company and the Guarantor to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offer. The Company and the Guarantor shall commence the

Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use their best efforts to have the Exchange Offer consummated not later than 6O days after such effective date. The Company and the Guarantor shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

                (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the "Exchange Dates");

                (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement including any right to have the interest rate thereon increased pursuant hereto);

                (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

                (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.

                As soon as practicable after the last Exchange Date, the Company shall:

                (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

                (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an

         Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Company and the Guarantor shall use their best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform the Placement Agents of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agents shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

         (b) In the event that (i) the Company and the Guarantor determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated by January 30, 1997 or (iii) the Exchange Offer has been completed and in the opinion of counsel for the Placement Agents a Registration Statement must be filed and a Prospectus must be delivered by the Placement Agents in connection with any offering or sale of Registrable Securities, the Company and the Guarantor shall use their best efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the SEC (such obligation, arising solely under clause (ii) above, to have filed a Shelf Registration Statement shall be deemed satisfied with respect to any Holder upon consummation of the Exchange Offer with respect to such Holder). The Company and the Guarantor agree to use their best efforts to keep the Shelf Registration Statement continuously effective until the third anniversary of the Closing Date or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company and the Guarantor further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantor for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use their best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company and the Guarantor agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

         (c) The Company and the Guarantor shall pay all Registration Expenses in (c) connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

         (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. As provided for in the Indenture, in the event the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to January 30, 1997, the interest rate on the Securities will increase by 0.5% to 12 5/8% per annum. If such Exchange Offer IS not consummated and a Shelf Registration Statement is not declared effective on or prior to July 30, 1997, the rate of interest will increase by an additional 0.5% per annum to 13 1/8% per annum. Upon consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as the case may be, the rate of interest will decrease to the original rate of interest of 12 1/8% per annum. If a Shelf Registration Statement is required solely by the matters referred to in clause (iii) of the first sentence of
Section 2(b). such increase in interest rate shall be payable only to the Placement Agents. with respect to Notes held by them, and only with respect to any period (after January 30, 1997) during which such Shelf Registration Statement is not effective.

         (e) Without limiting the remedies available to the Placement Agents and the Holders, the Company and the Guarantor acknowledge that any failure by the Company and the Guarantor to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Placement Agents or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Placement Agents or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantor's obligations under Section 2(a) and Section 2(b) hereof.

                3. Registration Procedures.

                In connection with the obligations of the Company and the Guarantor with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantor shall as expeditiously as possible:

         (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act. which form (x) shall be selected by the Company and the Guarantor and (y) shall. in the case of a Shelf Registration. be available for the sale of the Registrable Securities by the selling Holders thereof and available (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith. and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

        (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act: to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes:

        (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Placement Agents, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus. including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company and the Guarantor consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law:

        (d) use their best efforts to register or qualify the Exchange and Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders IN connection with any filings required to be made with the National Association of Securities Dealers, Inc., and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Exchange and Registrable Securities owned by such Holder, provided, however, that neither the Company nor the Guarantor shall be required to

(i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

         (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities. counsel for the Holders and counsel for the Placement Agents promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective,
(ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company and the Guarantor receive any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company and the Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

         (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

         (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

         (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably, request at least two business days prior to the closing of any sale of Registrable Securities;

         (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Guarantor agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantor have amended or supplemented the Prospectus to correct such misstatement or omission;

         (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company and the Guarantor as shall be reasonably requested by the Placement Agents or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Placement Agents or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object;

         (k) obtain a CUSIP number for all Exchange Securities, as the case may be, not later than the effective date of a Registration Statement;

         (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange

Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

         (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company and the Guarantor, and cause the respective officers, directors and employees of the Company and the Guarantor to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

         (n) in the case of a Shelf Registration, use their best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which the Securities are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

         (o) use their best efforts to cause the Exchange Securities or Registrable Securities, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);

         (p) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company and the Guarantor have received notification of the matters to be incorporated in such filing; and

         (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the

         Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and the Guarantor (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company and the Guarantor (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company and the Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantor made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

                In the case of a Shelf Registration Statement, the Company and the Guarantor may require each Holder of Registrable Securities to furnish to the Company and the Guarantor such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company and the Guarantor may from time to time reasonably request in writing.

                In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company may give any such notice only twice during any 365 day period and any such suspensions may not exceed 30 days for each suspension and there may not be more than two suspensions in effect during any 365 day period.

                The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offerings, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.

                4. Participation of Broker-Dealers in Exchange Offer.

                (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

                The Company and the Guarantor understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

                (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company and the Guarantor agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Placement Agents or by one or more Participating Broker-Dealers, in each case as provided in clause
(ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above, provided that:

                (i) the Company and the Guarantor shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of
         Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company and the Guarantor to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

                (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company and the Guarantor by the Placement Agents or with the reasonable request in writing to the Company and the Guarantor by one or more broker-dealers who certify to the Placement Agents, the Company and the Guarantor in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company and the Guarantor shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be Morgan Stanley & Co. Incorporated unless it elects not to act as such representative. (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers. which shall be counsel to the Placement Agents unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

                (c) The Placement Agents shall have no liability to the Company, the Guarantor or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

                5. Indemnification and Contribution.

                (a) The Company and the Guarantor agree to indemnify and hold harmless the Placement Agents. each Holder and each person, if any, who controls the Placement Agents or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act. or is under common control with. or is controlled by, the Placement Agents or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agents, any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference. or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company and the Guarantor shall have furnished any amendments or supplements thereto). or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agents or any Holder furnished to the Company and the Guarantor in writing by the Placement Agents or any Holder expressly for use therein; provided, however, that the foregoing indemnity shall not inure to the benefit of any of the foregoing parties from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities or Exchange Securities, or any person controlling any of the foregoing parties, if such party failed to send or give a copy of the Prospectus (as amended or supplemented if the Company shall have furnished such amendments or supplements thereto) to such person within the time required by the Securities Act (and if so required), and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantor will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

                (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, the Placement Agents and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company and the Guarantor, the Placement Agents and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and the Guarantor to the Placement Agents and the Holders, but only with reference to information relating to such Holder furnished to the Company and the Guarantor in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Placement Agents and for all Holders and all persons, if any, who control the Placement Agents and any Holders within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, unless the Placement Agents determine in their sole discretion that such a joint representation of the Placement Agents and the Holders would involve differences or potential differences that render such joint representation inadvisable, in which case the indemnifying party shall not be responsible for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Placement Agents and all persons, if any, who control the Placement Agents within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and the Guarantor, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Company and the Guarantor within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Placement Agents and persons who control the Placement Agents, such firm shall be designated in writing by the Placement Agents. In such case involving the Holders and such persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company and the Guarantor. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities. then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantor and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective number of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

                (e) The Company and the Guarantor and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5. no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents, any Holder or any person controlling the Placement Agents or any Holder, or by or on behalf of the Company and the Guarantor, their officers or directors or any person controlling the

Company and the Guarantor, acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

                6. Miscellaneous.

                (a) No Inconsistent Agreements. The Company and the Guarantor have not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantor's other issued and outstanding securities under any such agreements.

                (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

                (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(c), which address initially is, with respect to the Placement Agents, the address set forth in the Placement Agreement; and (ii) if to the Company and the Guarantor, initially at the Company's address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

                All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered, five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the second succeeding business day if timely delivered to an air courier guaranteeing overnight delivery.

                Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

                (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Placement Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Placement Agents (in their capacity as Placement Agents) shall have no liability or obligation to the Company and the Guarantor with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

                (e) Purchases and Sales of Notes. The Company and the Guarantor shall not, and shall use their best efforts to cause their affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Notes.

                (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Placement Agents, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

                (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

                (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                (k) Submission to Jurisdiction; Service of Process. Each of the Company and the Guarantor hereby (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 (together with any successor, the "Process Agent"), as authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein or brought under federal or state securities laws that may be instituted in any federal or state court in the State of New York, sitting in the city of New York, and acknowledges that the Process Agent has accepted such designation,
(ii) agrees that service of process upon the Process Agent and written notice of such service to the Company or the Guarantor, as the case may be (mailed or delivered to the Chief Executive Officer of the Company at its principal office at Alferez Pareja 256, 1107 Buenos Aires Argentina), shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such suit, action or proceeding and (iii) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Notes shall be outstanding. Each of the Company and the Guarantor hereby agrees to submit to the nonexclusive jurisdiction of any such federal or state court in the State of New York in any such suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein and hereby waives to the fullest extent permitted by law any defense to the institution or continuance of any such suit, action or proceeding based upon lack of proper venue, inconvenient forum or similar grounds.

                (l) Waiver of Immunity. To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of their obligations under this Agreement to the fullest extent permitted by law.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                             IMPSAT CORPORATION


                                             By _____________________
                                                Name:
                                                Title:


                                             By _____________________
                                                Name:
                                                Title:


                                             IMPSAT S.A.


                                             By _____________________
                                                Name:
                                                Title:


Confirmed and accepted as of
  the date first above written:

MORGAN STANLEY & CO.  INCORPORATED


By _____________________
   Name:
   Title:


BEAR, STEARNS & CO.  INC.


By _____________________
   Name:
   Title:

                                                                       Exhibit B

                                ARNOLD & PORTER                        NEW YORK
                            555 TWELFTH STREET, N.W.                    DENVER
                          WASHINGTON, D.C. 20004-1202                LOS ANGELES
                                                                        LONDON
                               (202) 942-5000
                           FACSIMILE (202) 942-5999




                                  July 30, 1996


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

The Bank of New York
101 Barclay Street
New York, New York 10286

Ladies and Gentlemen:

           We have acted as special United States counsel to IMPSAT Corporation (the "Company") and to IMPSAT S.A. (the "Guarantor") in connection with the Placement Agreement, dated as of July 25, 1996 (the "Placement Agreement"), among the Company, the Guarantor, Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. relating to the issue and sale of the Company's $125,000,000 12 1/8% Senior Guaranteed Notes due 2003 (the "Notes"). The Notes will be issued pursuant to an Indenture dated as of July 30, 1996 (the "Indenture") among the Company, the Guarantor and The Bank of New York. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agreement.

             This opinion is furnished to you pursuant to Section 4(c) of the Placement Agreement.

             In connection with this opinion, we have examined the following documents:

             (i)  the Placement Agreement, executed by the parties thereto;

             (ii) the Registration Rights Agreement, executed by the parties thereto;

ARNOLD & PORTER

                Morgan Stanley & Co. Incorporated, et al.
                July 30, 1996
                Page 2

                (iii) The Indenture, executed by the parties thereto, including the forms of the Notes and other exhibits thereto (the Indenture, together with the Placement Agreement, the Registration Rights Agreement and the Notes, being referred to herein as the "Documents");

                (iv) the global Note representing the Notes;

                (v) the letter from the Process Agent accepting appointment as agent for service of process for the Company and the Guarantor in the State of New York, United States of America (the "Process Agent Acceptance"); and

                (vi) the Offering Memorandum dated July 25, 1996, relating to the Notes.

                We have further examined such other records, agreements, certificates and other documents as we have considered appropriate for purposes of this opinion.

                We have assumed for purposes of this opinion: (a) that each of the Documents and the Process Agent Acceptance and all other documents to be executed and delivered thereunder have been duly authorized by the appropriate party or parties thereto (other than the Company), that each of the Documents and the Process Agent Acceptance and all other documents to be executed and delivered thereunder have been duly executed and delivered thereunder by the appropriate party or parties thereto (other than the Company and the Guarantor) and that each such party (other than the Company) has adequate power, authority and legal right to enter into the Documents and the Process Agent Acceptance to which it is a party and to perform its obligations under each of the Documents and the Process Agent Acceptance to which it is a party; (b) the authenticity of all documents examined by us (and the completeness of and conformity to the originals of any copies thereof submitted to
         us) and the genuineness of all signatures; (c) the accuracy of the certified English translation of each of the documents examined by us the original of which is in the Spanish language; and (d) that under the law of the Republic of Argentina, each of the Documents and all other documents to be executed and delivered

ARNOLD & PORTER

                Morgan Stanley & Co. Incorporated, et al.
                July 30, 1996
                Page 3


         thereunder have been duly executed and delivered by the Guarantor. We have relied, as to factual matters, on the documents we have examined.

                Based on the foregoing and subject to the qualifications, assumptions and comments set forth below, we are of the opinion that:

                1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum;

                2. The Placement Agreement has been duly authorized, executed and delivered by the Company pursuant to the law of the State of New York, and, to the extent applicable, to the law of the State of Delaware;

                3. The Indenture has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Guarantor pursuant to the law of the State of New York, and, to the extent applicable, to the law of the State of Delaware, and is a valid and binding obligation of the Company and the "Guarantor, enforceable against the Company and the Guarantor in accordance with its terms;

                4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Guarantor pursuant to the law of the State of New York, and, to the extent applicable, to the law of the State of Delaware, and is a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms;

                5. The Notes have been authorized by the Company, and when executed, authenticated and delivered in accordance with the terms of the Indenture and paid for in accordance with the terms of the Placement Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

ARNOLD & PORTER

               Morgan Stanley & Co. Incorporated, et al.
               July 30, 1996
               Page 4


                6. The execution and delivery by the Company of the Placement Agreement, the Indenture, the Registration Rights Agreement and the Notes, the performance by the Company of its obligations under the Documents (including the issuance and sale of the Notes), and the execution of the Placement Agreement, the Indenture and the Registration Rights Agreement by the Guarantor will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) the Certificate of Incorporation or Bylaws of the Company, (b) to our knowledge, any statute, rule, regulation or order of general applicability of any United States federal, New York or Delaware governmental agency, body or court, (c) to our knowledge, any judgment, decree or order of any United States federal, New York or Delaware governmental agency, body or court or (d) any of the agreements or instruments listed in Schedule 1 hereto;

                7. No consent, approval, authorization or order of, or qualification with, any court or governmental agency or body of the United States, New York or Delaware is required for the performance by the Company and the Guarantor of their respective obligations under the Documents or the issuance, sale and delivery of the Notes, except in each case as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sales of the Notes;

                8. After reasonable inquiry, we are not aware of any legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries or against any of the Company's or its subsidiaries respective properties other than proceedings fairly summarized in the Final Memorandum and proceedings which we believe are not likely to have a material adverse effect on the Company and its subsidiaries taken as a whole or on the ability of the Company to perform its obligations under the Documents or to consummate the transactions contemplated by the Documents;

                9. The Company is not an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), and the offer and sale of the Notes in the manner

ARNOLD & PORTER

                Morgan Stanley & Co. Incorporated, et al.
                July 30, 1996
                Page 5


         contemplated by Placement Agreement does not require registration of the Company as an "investment company" under the Investment Company Act;

                10. The statements set forth in the Final Memorandum under the captions "Description of the Notes and "Private Placement" (except for the ultimate paragraph thereunder, as to which we express no opinion), insofar as such statements constitute a summary of the legal matters and documents referred to therein, accurately summarize such matters and documents in all material respects;

                11. The statements set forth in the Final Memorandum under the caption "Business Operations in Other Countries - IMPSAT USA - Regulation," insofar as such statements constitute matters of law, accurately describe the legal matters referred to therein;

                12. The discussion set forth in the Final Memorandum under the caption "Certain United States Federal Income Tax Considerations," to the extent such discussion constitutes matters of law or legal conclusions, accurately describes the material United States federal income tax consequences of an investment in the Notes; and

                13. No registration of the Notes under the United States Securities Act of 1933, as amended, is required for the offering or sale of the Notes to the Placement Agents or in connection with the initial resale of such Notes by the Placement Agents in accordance with
         Section 6 of the Placement Agreement, it being understood that no opinion is expressed as to any subsequent resale of any Notes in the manner contemplated by the Placement Agreement. In connection with the rendering of this opinion, we have assumed the veracity and accuracy of the representations and agreements of the Placement Agents contained in
         Section 6 of the Placement Agreement and the representations and warranties of the Company contained in Sections 1(l) and (q) and Sections 5(f), (g) and (h) of the Placement Agreement.

                The foregoing opinions are subject to the following assumptions and qualifications:

ARNOLD & PORTER

         Morgan Stanley & Co. Incorporated, et al.
         July 30, 1996
         Page 6

                (a) Our opinions in paragraphs 2 through 5 above are subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate the maturity of a debt upon the occurrence of default deemed immaterial by such court or might decline to order that a covenant be performed. Such principles applied by a court might include, among other things, a requirement that creditors act with reasonableness and good faith. Such a requirement might be applied, among other situations, to the provisions of any Document requiring the payment of an indemnity or compensation to any party thereto or purporting to authorize conclusive determinations by any party thereto;

                (b) Our opinions contained in paragraphs 2 through 5 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the possible judicial application of foreign laws or governmental action affecting the enforcement of creditors' rights;

                (c) We express no opinion as to the enforceability of any arrangement under the Registration Rights Agreement as to indemnification for or contribution with respect to liabilities arising under the federal securities laws of the United States or the securities law of any state of the United States;

                (d) We express no opinion as to whether courts other than state or federal courts in the State of New York would give effect to the choice of New York law governing the Documents;

                (e) With respect to our opinion in paragraph 3 above as it relates to the Guarantee contained in the Indenture, we express no opinion with respect to the enforceability of the Guarantee to the extent that the obligations of the Company being guaranteed are unenforceable due to illegality or the fact that the Trustee or the Holders had voluntarily released the Company's liability with respect to obligations subject to the Guarantee or due to any other circumstance constituting a defense available to the Company;

ARNOLD & PORTER

         Morgan Stanley & Co. Incorporated, et al.
         July 30, 1996
         Page 7

                (f) With respect to our opinion in paragraph 6(d) above as it relates to the Indenture dated as of November 29, 1993, among the Guarantor, The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, Banque Internationale a Luxembourg S.A., as Paying Agent and Transfer Agent and The Bank of New York, S.A., as Registrar and Paying Agent, relating to the Guarantor's U.S.$30,000,000 9.5% Negotiable Obligations due 1996, we have relied upon a certificate of the Guarantor, a copy of which is attached hereto as Annex A, regarding the satisfaction of the conditions precedent to the Defeasance Agreement dated as of July 25, 1996, between the Guarantor and the Bank of New York, as Trustee.

                (g) Insofar as our opinions in paragraphs 2 through 5 above relate to the provisions of the Documents regarding jurisdiction, service of process and venue (and the defense of an inconvenient forum), such opinions are limited to: (i) jurisdiction and service of process in respect of any action arising out of or related to the Placement Agreement, the Registration Rights Agreement, the Indenture or the Notes (each, a "Related Proceeding") brought, or sought to be brought, in the Supreme Court of the State of New York or the United States District Court, in each case sitting in the City of New York; and (ii) the defense of an inconvenient forum in a Related Proceeding brought, or sought to be brought, in the Supreme Court of the State of New York, sitting in the City of New York (but not in the United States District Court);

                (h) The foregoing opinion is limited to the law of the State of New York, the State of Delaware and the federal law of the United States of America, and we do not express any opinion herein concerning any other law (including, without limitation any law of any jurisdiction other than the State of New York or the State of Delaware wherein any party to any of the Documents may be located or wherein enforcement of any of the Documents may be sought). We are not qualified to practice Argentine law. To the extent that the law of the Republic of Argentina may be relevant to our opinions in paragraphs 2 through 5 above, we have relied upon the opinion of Nicholson & Cano, Argentine counsel to the Company and the Guarantor, and the foregoing opinion is subject to the limitations and exceptions set

ARNOLD & PORTER

         Morgan Stanley & Co. Incorporated, et al.
         July 30, 1996
         Page 8

         forth in such opinion. With your consent, our reliance upon such opinion is without our having made any independent investigation with respect thereto.

                This opinion speaks only as of its date. In the absence of a specific request, we assume no obligation to supplement or update this opinion as of any date occurring hereafter. This opinion is limited to the matters on which you have requested our opinion, and this opinion should not be read as expressing any opinion except on the matters expressly set forth herein. This opinion may not be relied upon by any person other than the addressees hereof, the Company and the Guarantor.

                                                               Very truly yours,

ARNOLD & PORTER



                                   Schedule 1
                                   ----------

1. Subscription Agreement dated as of November 23, 1993, among IMPSAT S.A., Lehman Brothers International, Banque Indosuez and Banco de Galicia y Buenos Aires S.A.

2. Indenture dated as of November 29, 1993, among IMPSAT S.A., The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, Banque Internationale a Luxembourg S.A., as Paying Agent and Transfer Agent and The Bank of New York, S.A., as Registrar and Paying Agent.

3.           IMPSAT S.A. U.S.$30,000,000 9.5% Negotiable Obligations due 1996.

4. Global Commercial Paper Program Agreement dated as of October 27, 1994, among IMPSAT S.A., Lehman Brothers International (Europe) and Lehman Brothers Inc.

5. Issuing and Paying Agency Agreement dated as of October 27, 1994, among IMPSAT S.A., The Bank of New York and The Bank of New York S.A.

6. Loan and Repayment Agreement dated April 9, 1996, between IMPSAT S.A. and Credit Lyonnais.

7. U.S.$498,474.52 Promissory Note dated January 9, 1995 between IMPSAT S.A. and Citibank, N.A.

8. U.S.$1,663,871.58 Promissory Note dated December 19, 1994 between IMPSAT S.A. and Citibank, N.A.

9. U.S.$1,647,978.46 Promissory Note dated November 25, 1994 between IMPSAT S.A. and Citibank, N.A.

10. U.S.$1,789,257.41 Promissory Note dated October 26, 1994 between IMPSAT S.A. and Citibank, N.A.

11. Share Retention Agreement dated as of March 2, 1994, among IMPSAT S.A., Colinvertel S.A., Corporacion Impsa S.A., Compania Suramericana de

ARNOLD & PORTER



Seguros S.A., Compania Suramericana de Capitalizacion and the Inter-American Investment Corporation, as amended by the Assignment, Assumption, Release and Amendment Agreement dated as of November 24, 1994, among IMPSAT S.A., Colinvertel S.A., Corporacion Impsa S.A., Compania Suramericana de Seguros S.A., Compania Suramericana de Capitalizacion, IMPSAT Corporation and the Inter-American Investment Corporation.

                                 July 30, 1996


Arnold & Porter
Thurman Arnold Building
555 12th Street, N.W.
Washington, D.C. 20004

                 RE: 12-1/8% Senior Guaranteed Notes due 2003
                     ----------------------------------------

Ladies and Gentlemen:

     Reference is made to:

     (i) the Placement Agreement dated as of July 25, 1996, among IMPSAT Corporation, IMPSAT S. A. (the "Guarantor"), Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., (the "Placement Agreement"), relating to the issue and sale of the Company's $125,000,000 12-1/8% Senior Guaranteed Notes due 2003;

     (ii) the Indenture dated as of November 29, 1993, among the Guarantor, The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, Banque Internationale a Luxembourg S. A., as Paying Agent and Transfer Agent and The Bank of New York, S. A., as Registrar and Paying Agent, relating to the Guarantor's U.S. $30,000,000 9.5% Negotiable Obligations due 1996, (the "Eurobond Indenture");

     (iii) the First Supplemental Indenture dated as of July 25, 1996 between the Guarantor and The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, relating to the Eurobond Agreement (the "First Supplemental Indenture"); and

     (iv) the Defeasance Agreement dated as of July 25, 1996 between the Guarantor and The Bank of New York, as Trustee under the Eurobond Indenture and the First Supplemental Indenture (the "Defeasance Agreement").

        IMPSAT S. A. hereby certifies that the conditions precedent to the satisfaction and discharge of the Eurobond Indenture, as amended by the First Supplemental Indenture, including the delivery to the Trustee on the payment contemplated by Section 1 of the Defeasance Agreement, have been effected, and accordingly the Eurobond Indenture, as amended by the First Supplemental Indenture, has been satisfied and discharged.

        You may rely on this certification in connection with rendering any opinion in connection with the Placement Agreement.


                                        Sincerely,

                                        IMPSAT S. A.


                                        By: /s/    JOSE R. TORRES
                                            -------------------------------
                                            Name:  Jose R. Torres
                                            Title: Manager of Treasury

                     [Nicholson y Cano Abogados letterhead]

July 30, 1996.

Messrs
MORGAN STANLEY & CO. INCORPORATED
BEAR, STEARNS & CO. INC.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
U.S.A.

Dear Sirs:

        We have acted as Argentine counsel to IMPSAT S.A. (the "Company"), a company incorporated under the laws of Argentina, and have acted in such capacity in connection with (i) the issue and sale by IMPSAT CORPORATION, a company incorporated under the laws of Delaware, U.S.A., of up to $125,000,000 principal amount of its 12-1/8% Senior Guaranteed Notes due 2003 (the "Notes"), and (ii) the issue of a guarantee on the Notes on a senior unsecured basis by IMPSAT S.A. (the "Guarantee"), pursuant to and subject to the terms and conditions set forth in (a) a Placement Agreement, dated as of July 30, 1996 (the "Placement Agreement"), among IMPSAT CORPORATION, IMPSAT S.A., MORGAN STANLEY & CO INCORPORATED and the other several placement agents named in
Schedule I thereto; (b) an Indenture, dated as of July 30, 1996 (the "Indenture"), among IMPSAT CORPORATION, IMPSAT S.A., THE BANK OF NEW YORK, as trustee (the "Trustee"); and (c) a Registration Rights Agreement, dated as of July 30, 1996 (the "Registration Rights Agreement"), among IMPSAT CORPORATION, IMPSAT S.A., MORGAN STANLEY & CO INCORPORATED and BEAR, STEARNS & CO. INC.

        As such counsel we have examined the originals, or copies identified to our satisfaction, of such corporate records of IMPSAT S.A., and its subsidiaries, such agreements and instruments, and such other documents as we have deemed necessary as a basis for opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        We are qualified to practice in the jurisdiction of the city of Buenos Aires, and the opinions stated herein are limited to the laws thereof and the federal laws of Argentina.

        Based upon the foregoing, and having regard of such legal considerations as we deem relevant, we are of the opinion that:

(A) IMPSAT S.A. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organisation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum, dated July 25, 1996 (the "Final Memorandum") and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(B) each subsidiary of IMPSAT S.A. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organisation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(C) the Placement Agreement has been duly authorized, executed and delivered by IMPSAT S.A.

(D) the Guarantee has been duly authorized by IMPSAT S.A. and, when the Indenture has been duly authorized, executed and delivered by IMPSAT S.A. and assuming the Notes have been executed, authenticated and delivered and paid for

In accordance with the terms of the Placement Agreement, and assuming the Guarantee is enforceable under New York state law, the Guarantee will be enforceable against IMPSAT S.A. in accordance with its terms;

(E) the Registration Rights Agreement has been duly authorized, executed and delivered by IMPSAT S.A., and assuming that the Registration Rights Agreement is a valid and binding agreement of IMPSAT S.A. under the New York state law, the Registration Rights Agreement will be enforceable against IMPSAT S.A. in accordance with its terms;

(F) the Indenture has been duly authorized, executed and delivered by IMPSAT S.A., and assuming that the Indenture has been duly authorized, executed and delivered by the Company and is valid and binding agreement of IMPSAT S.A. under the New York state law, the Indenture will be enforceable in accordance with its terms;

(G) (i) the execution and delivery by IMPSAT S.A. of, and the performance by IMPSAT S.A. of its obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement and the Guarantee will not contravene (A) any provision of applicable Argentine Law, (B) the certificate of incorporation or by-laws of IMPSAT S.A., (C) to our knowledge, any agreement or other instrument binding upon IMPSAT S.A. or any of its subsidiaries that is material to IMPSAT S.A. and its subsidiaries, taken as whole, provided that the obligations of the Company, under the loan agreements between IMPSAT S.A. and Inter American Investment Corporation, dated as of March 14, 1991, and Banco de Galicia S.A., dated as of October 31, 1995, as amended on May 2, 1996, respectively, are terminated by payment with the proceeds of the Notes; or (D) to our knowledge, any judgement, order or decree of any governmental body, agency or court having jurisdiction over IMPSAT S.A. or any subsidiary, and (ii) no consent, approval, authorization or order of, or qualification with any governmental body or agency is required for the performance by Impsat S.A. of its obligations under de Placement Agreement, the Indenture, the Registration Rights Agreement and the Guarantee;

(H) After due inquiry, we do not know of any legal or governmental proceedings pending or threatened to which IMPSAT S.A. or any of its subsidiaries is a party or to which any of the properties of IMPSAT S.A. or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which we believe are not likely to have a material adverse effect on Impsat S.A. and its subsidiaries, taken as a whole, or on the power or ability of IMPSAT S.A. to perform its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement and the Guarantee or to consummate the transactions contemplated by the Final Memorandum.

(I) Each of IMPSAT S.A. and its subsidiaries has all necessary certificates, orders, permits, licenses, authorizations, consents and approval of and from, and has made all declarations and filings with, all Argentine governmental authorities, all self-regulatory organizations and all courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, and neither IMPSAT S.A. nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents, or approvals, nor is IMPSAT S.A. or any of its subsidiaries in violation of, or in default under, any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgement applicable to IMPSAT S.A. or any of its subsidiaries the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in the Final Memorandum; and

(J) The statements in the Final Memorandum under the caption "Risk Factors - Government Regulation; Regulatory Uncertainty" and "Business - Description of Country Operations - IMPSAT Argentina - Regulation", in each case insofar as such statements constitute summaries of the Argentine legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein.

(K) There are no restrictions (legal, contractual or otherwise) on the ability of IMPSAT S.A. to declare and pay any dividend or make any payment or transfer of property or assets to its stockholders other than those described in the Final Memorandum (including, without limitation, the description of withholding taxes contained therein) and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and such descriptions, if any, fairly summarize such restrictions.

(L) The provisions in the Placement Agreement and the Indenture as to the submission of IMPSAT S.A. to the jurisdiction of any federal or state court in the State of New York in any action under the Placement Agreement and the Indenture and the waivers of immunity contained in the Placement Agreement and the Indenture, are each valid, binding and enforceable under Argentine law; and judgement obtained under the Placement Agreement or the Indenture in any such court shall be enforceable in Argentina without further review of the merits, including, without limitation, any final judgement for payment of money rendered by any such court, provided that; (i) the U.S. court had jurisdiction over the original proceeding; (ii) the judgement is final and conclusive on the merits and is for a definite sum of money; (iii) the judgement does not contravene Argentine public policy; (iv) the judgement is not for a tax, penalty or judgement arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained; (v) the judgement has not been obtained by fraud; (vi) the defendant against whom the enforcement of the judgement is sought was duly served with a summons in the original proceeding; and (vii) the judgement is not contrary to a prior or simultaneous judgement of an Argentine court.

(M) Neither IMPSAT S.A. nor any of its properties or assets has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise).

(N) To ensure the legality, validity, enforceability, priority or admissibility in evidence. In Argentina of the Placement Agreement, the Indenture or any other document or instrument provided for therein, it is not necessary that the Placement Agreement, the indenture or any another document or instrument provided for therein be submitted to or recorded or filed with any court or other authority in Argentina or that any tax or charge be paid in respect of the Placement Agreement, the Indenture or any other document or instrument provided for hereby or thereby (other than a court tax of up to 3% of the amount in controversy imposed with respect to the institution of any judicial proceeding to enforce in Argentina the Placement Agreement or the Indenture).

     This opinion is subject to the following additional qualifications:

(i) The ability of the Company to perform obligations payable in non-Argentine currency, and the ability of any person to remit out of Argentina the proceeds of any judgement award in non-Argentine currency issued by a court in Argentina will be subject to the exchange regulations which may be in effect at the time of payment or of such remittance, no exchange restrictions being in place as of the date hereof in connection therewith.

(ii) The recognition and enforcement of foreign judgements in Argentina is conditioned as described in the Final Memorandum.

(iii) Nothing herein is to be taken as an indication that the remedy of an order for specific performance or the issue of an injunction would be available in a court of Argentina, if such remedies are available only at the discretion of the courts.

(iv) The enforceability of IMPSAT S.A.'s obligations may be limited by bankruptcy, insolvency or similar laws proceedings affecting creditors' rights generally, and under such proceedings to the existence of reciprocity.

        This opinion is furnished to you pursuant to Section 4(d) of the Placement Agreement and may also be relied upon by the Bank of New York, as Trustee under the Indenture, and Arnold & Porter, United States counsel to IMPSAT S.A. Therefore this opinion may not be relied upon by any other person or entity or used for any purpose and neither its contents nor its existence may be disclosed without our prior written consent.


                Very truly yours,




                                        /s/ MARIA FRAGUAS
                                    -----------------------------
                                            Maria Fraguas

                                                                       EXHIBIT D

                [S.E. CONSULTORES ASOCIADOS LTDA. LETTERHEAD]




                                 July 30, 1996


MORGAN STANLEY & CO. INCORPORATED
BEAR, STEARNS & CO. INC.
c/o Morgan Stanley and Co. Incorporated
1585 Broadway
New York, New York 10036
U.S.A.
------------------------------------------


Ladies & Gentlemen:

(A) IMPSAT S.A. ("IMPSAT COLOMBIA") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of Colombia, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum dated July 25, 1996 (the "Final Memorandum") and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a meterial adverse effect in Impsat Colombia and its subsidiaries as a whole;

(B) IMPSAT COLOMBIA has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all Colombian governmental authorities, courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memornadum, and Impsat Colombia has not received any notice of proceedings relating to revocation or modification of any such certificates, odrers, permits, licenses, authorizations, consents or approvals, nor is Impsat Colombia in violation of, or in default under, any federal, state, local, foregoing supranational, national or regional law, regulation, rule, decree, order or judgement applicable to Impsat Colombia the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operation of the Company and its subsidiaries, taken as a whole, except as described in the Final Memorandum;

(C) The statements in the Final Memorandum under the caption "IMPSAT COLOMBIA-REGULATION" insofar as such statements constitute summaries of the Colombia legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein, and

(D) There are no restrictions (legal, contractual or otherwise) on the ability of IMPSAT COLOMBIA to declare and pay any dividends or make any payment or transfer of property or ooooto to its stockholders other than those described in the Final Memorandum (including, without limitation, the description of withholding taxes contained therein) and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and such descriptions, if any, fairly summarize such restrictions.

                                       /s/ Saturia Esguerra
                                       -----------------------------------------
                                       SATURIA ESGUERRA PORTOCARRERO
                                       Legal Representative

                     [PEREZ, BUSTAMANTE Y PEREZ LETTERHEAD]

                                                                     Exhibit E


                                                                 July 30, 1996


Morgan, Stanley & Co. Incorporated
Bear Stearns & Co. Inc.
  c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Dear Sirs:

In relation to ImpSatel del Ecuador, S.A. (ImpSat Ecuador), a wholly-owned subsidiary of ImpSat Corporation, I am pleased to give you the following opinion:

     (A) ImpSat Ecuador has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum dated July 25, 1996 (the "Final Memorandum"), and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company taken as a whole.

     (B) ImpSat Ecuador has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all Ecuadorian governmental authorities, all self-regulatory organizations, and all courts and tribunals, to own, lease, license and use its properties and assets and to conduct it business in the manner described in the Final Memorandum, and ImpSat Ecuador has not received any notice of proceedings relating to revocation or modification of any such

                        [PEREZ, BUSTAMANTE Y PEREZ LOGO]


certificates, orders, permits, licenses, authorizations, consents or approval, and ImpSat Ecuador is not in default under any federal, state, local, foreign, supranational, national or regional law, regulation, rule, decree, order or judgment applicable to ImpSat Ecuador, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, except as described in the Final Memorandum.

        (C) the statements in the Final Memorandum under the captions "Business--Description of Country Operations--IMPSAT Ecuador-Regulation", insofar as such statements constitute summaries of the legal matters in Ecuador, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein;

        (D) there are no restrictions (legal, contractual or otherwise) on the ability of ImpSat Ecuador to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders other than those described in the Final Memorandum (including, without limitation, the description of withholding taxes contained therein), and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, and such descriptions, if any, fairly summarize such restrictions.


                                Very truly yours,


                                /s/ Federico Chiriboga
                                -------------------------------
                                    Federico Chiriboga

                                                                      Exhibit F

                    [BASHAM, RINGE Y CORREA, S.C. LETTERHEAD]



                                        July 30, 1996


Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

        We have acted as local counsel for IMPSAT, S.A. de C.V. ("IMPSAT Mexico") since its incorporation and have most recently provided services in connection with the private placement offering contemplated by its parent company IMPSAT Corporation (the "Company").

        With respect to the private placement offer, you have asked us to provide a legal opinion as to the organization, existence, business, and properties of IMPSAT Mexico as they relate to the information provided in the Offering Memorandum, dated July 25, 1996 ("Final Memorandum").

        In connection with this opinion we have examined:

                (a) The Final Memorandum.

                (b) The Mexican laws and regulations governing the
                    organization, existence, business, and properties of IMPSAT Mexico.

                (c) The special legislation, decrees, resolutions and other legal instruments, such as IMPSAT Mexico's permit to provide dedicated link services, as in our judgment are necessary or appropriate to render this opinion.

BASHAM, RINGE Y CORREA, S.C.                                                  2


        (d)     Our files on IMPSAT MEXICO.

On the basis of the foregoing and to the best of our knowledge, we are of the opinion that:

(A) IMPSAT Mexico has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum under the caption "Business -- Description of Country Operations -- IMPSAT Mexico -- Regulation" and is duly qualified to transact business and is in good standing in each Mexican jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualifications, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company taken as a whole;

(B) IMPSAT Mexico has all necessary certificates, orders, permits, licenses; authorizations, consents and approvals of and from, and has made all declarations and filings with, all Mexican governmental authorities, all self-regulatory organizations and all courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum under the caption "Business -- Description of Country Operations -- IMPSAT Mexico -- Regulation", and IMPSAT Mexico has received no notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is IMPSAT Mexico in violation of, or in default under, any federal, state, local, national or regional law, regulation, rule, decree, order or judgment applicable to IMPSAT Mexico the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in the Final Memorandum, and

(C) The statements in the Final Memorandum under the caption "Business -- Description of Country Operations -- IMPSAT Mexico -- Regulation", insofar as such statements constitute summaries of the Mexican legal matters, documents or proceedings referred to

BASHAM, RINGE Y CORREA, S.C.                                                  3


therein, are accurate in all material respects, and fairly summarize all matters referred to therein.

(D) There are no restrictions (legal, contractual or otherwise) on the ability of IMPSAT Mexico to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders other than those described in the Final Memorandum (including without limitation, the description of withholding taxes contained therein) and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and such descriptions, if any, fairly summarize such restrictions.


                                                   Sincerely,


                                                   /s/ H. Kiehnle
                                                   -------------------------
                                                       Herman Kiehnle

                        [BAUMEISTER & BREWER LETTERHEAD]


                                                         Caracas, July 30, 1996


Morgan Stanley
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


                                        Ref: Legal Opinion
                                             Telecomunicaciones Impsat, S.A.


Ladies and Gentlemen:

        We are acting as legal counsel for Telecomunicaciones Impsat, S.A., (ImpSat Venezuela) a corporation incorporated and organized under the laws of the Republic of Venezuela, in connection with the issuance and sale of $125,000,000 aggregate principal amount of 12 1/8% Senior Guaranteed Notes due 2003 (the "Notes") of IMPSAT Corporation (the "Company").

        We have reviewed the Final Memorandum dated July 25, 1996 (the "Final Memorandum"). We have also made such inquiries, and examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution

[BAUMEISTER & BREWER LETTERHEAD]

and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of the Company, its officers and others.

        Based on the foregoing, we are the opinion that:

        (A) ImpSat Venezuela has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries as a whole;

        (B) ImpSat Venezuela has no subsidiaries.

        (C) ImpSat Venezuela, to our better knowledge, has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations, and filings with, all Venezuelan Governmental authorities, all self regulatory organizations and all Courts and Tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Final Memorandum. Up to this date, ImpSat Venezuela has not received any notice of proceedings, relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is ImpSat Venezuela in violation of, or in default under, any Federal, State, Local, Foreign, Supranational, National or Regional law, regulation, rule, decree, order or judgment applicable to ImpSat Venezuela the effect of which, singly or in the aggregate would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, except as described in the Final Memorandum; and

        (D) The Statements in the Final Memorandum under the captions (including, without limitation, the description of withholding taxes contained therein) "Business -- Description of Country Operation -- IMPSAT Venezuela Regulation," insofar as such statements constitute summaries of the Venezuelan legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein.

        (E) There are no restrictions (legal, contractual or otherwise) on the ability of ImpSat Venezuela to declare and pay dividends or make payment or transfer of property or assets to its stockholders other than those described in the Final Memorandum.

[BAUMEISTER & BREWER LETTERHEAD]

(including, without limitation, the description of withholding taxes contained therein) and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and such descriptions, if any, fairly summarize such restrictions.


        Yours sincerely,




        /s/ Gustavo Linares                     /s/ Desmond Dillon
        ----------------------                  -------------------------
        Gustavo Linares                         Desmond Dillon